                                                                     Exhibit 4.8





                                 SEMPRA ENERGY



                                      AND



                             THE BANK OF NEW YORK,

                                    TRUSTEE



                   PREFERRED SECURITIES GUARANTEE AGREEMENT



                        Dated as of __________________

                               Table of Contents

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                                                                                       Page
                                                                                       ----
ARTICLE I.  DEFINITIONS AND INTERPRETATION............................................. 1

   Section 1.1.  Definitions and Interpretation........................................ 1

ARTICLE II. TRUST INDENTURE ACT........................................................ 4

   Section 2.1.  Trust Indenture Act; Application...................................... 4
   Section 2.2.  Lists of Holders of Securities........................................ 4
   Section 2.3.  Reports by Preferred Guarantee Trustee................................ 5
   Section 2.4.  Periodic Reports to Preferred Guarantee Trustee....................... 5
   Section 2.5.  Evidence of Compliance with Conditions Precedent...................... 5
   Section 2.6.  Events of Default; Waiver............................................. 5
   Section 2.7.  Event of Default; Notice.............................................. 6
   Section 2.8.  Conflicting Interests................................................. 6

ARTICLE III.  POWERS, DUTIES AND RIGHTS OF PREFERRED GUARANTEE TRUSTEE................. 6

   Section 3.1.  Powers and Duties of Preferred Guarantee Trustee...................... 6
   Section 3.2.  Certain Rights of Preferred Guarantee Trustee......................... 8
   Section 3.3.  Not Responsible for Recitals or Issuance of Guarantee................. 9

ARTICLE IV. PREFERRED GUARANTEE TRUSTEE................................................10

   Section 4.1.  Preferred Guarantee Trustee; Eligibility..............................10
   Section 4.2.  Appointment, Removal and Resignation of Preferred Guarantee
                 Trustee...............................................................10

ARTICLE V.  GUARANTEE..................................................................11

   Section 5.1.  Guarantee.............................................................11
   Section 5.2.  Waiver of Notice and Demand...........................................11
   Section 5.3.  Obligations Not Affected..............................................11
   Section 5.4.  Rights of Holders.....................................................12
   Section 5.5.  Guarantee of Payment..................................................13
   Section 5.6.  Subrogation...........................................................13
   Section 5.7.  Independent Obligations...............................................13

ARTICLE VI. LIMITATION OF TRANSACTIONS; RANKING........................................13

   Section 6.1.  Limitation of Transactions............................................13
   Section 6.2.  Ranking...............................................................14

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ARTICLE VII.  TERMINATION..............................................................14

   Section 7.1.  Termination...........................................................14

ARTICLE VIII.  INDEMNIFICATION.........................................................14

   Section 8.1.  Exculpation...........................................................14
   Section 8.2.  Indemnification.......................................................15

ARTICLE IX. MISCELLANEOUS..............................................................15

   Section 9.1.  Successors and Assigns................................................15
   Section 9.2.  Amendments............................................................15
   Section 9.3.  Notices...............................................................16
   Section 9.4.  Benefit...............................................................16
   Section 9.5.  Governing Law.........................................................16

                   PREFERRED SECURITIES GUARANTEE AGREEMENT

          This PREFERRED SECURITIES GUARANTEE AGREEMENT ("Guarantee Agreement"),
                                                          -------------------
dated as of __________________, is executed and delivered by Sempra Energy, a California corporation (the "Guarantor"), and The Bank of New York, as trustee
                             ---------
(the "Preferred Guarantee Trustee"), for the benefit of the Holders (as defined
      ---------------------------
herein) from time to time of the Preferred Securities (as defined herein) of Sempra Energy Capital Trust [I, II, or III], a Delaware statutory business trust (the "Issuer").
      ------

          WHEREAS, pursuant to an Amended and Restated Declaration of Trust (the "Declaration"), dated as of ______________, among the trustees of the Issuer
 -----------
named therein, the Guarantor, as sponsor, and the holders from time to time of undivided beneficial interests in the assets of the Issuer, the Issuer is issuing on the date hereof $____________ aggregate stated liquidation amount of Preferred Securities designated the _____% Trust Preferred Securities (the

"Preferred Securities").
 --------------------

          WHEREAS, as incentive for the Holders to purchase the Preferred Securities, the Guarantor desires to irrevocably and unconditionally to agree, to the extent set forth in this Guarantee Agreement, to pay to the Holders of the Preferred Securities the Guarantee Payments (as defined herein) and to make certain other payments on the terms and conditions set forth herein.

          WHEREAS, the Guarantor is also executing and delivering a guarantee agreement (the "Common Securities Guarantee Agreement") in substantially
                -------------------------------------
identical terms to this Guarantee Agreement for the benefit of the holders of the Common Securities (as defined herein) except that if an Event of Default (as defined in the Indenture (as defined herein)), has occurred and is continuing, the rights of holders of the Common Securities to receive Guarantee Payments under the Common Securities Guarantee Agreement are subordinated to the rights of Holders of Preferred Securities to receive Guarantee Payments under this Guarantee Agreement.

          NOW, THEREFORE, in consideration of the purchase by each Holder of Preferred Securities, which purchase the Guarantor hereby agrees shall benefit the Guarantor, the Guarantor executes and delivers this Guarantee Agreement for the benefit of the Holders.

                                  ARTICLE I.

                        DEFINITIONS AND INTERPRETATION

     Section 1.1.  Definitions and Interpretation.
                   ------------------------------

          In this Guarantee Agreement, unless the context otherwise requires:

          (a) Capitalized terms used in this Guarantee Agreement but not defined in the preamble above have the respective meanings assigned to them in this Section 1.1;
     -----------

          (b) a term defined anywhere in this Guarantee Agreement has the same meaning throughout;

          (c) all references to "the Guarantee Agreement" or "this Guarantee Agreement" are to this Guarantee Agreement as modified, supplemented or amended from time to time;

          (d) all references in this Guarantee Agreement to Articles and Sections are to Articles and Sections of this Guarantee Agreement unless otherwise specified;

          (e) a term defined in the Trust Indenture Act has the same meaning when used in this Guarantee Agreement unless otherwise defined in this Guarantee Agreement or unless the context otherwise requires; and

          (f) a reference to the singular includes the plural and vice versa.

          "Affiliate" has the same meaning as given to that term in Rule 405 of the Securities Act of 1933, as amended, as in effect on the date of this Guarantee Agreement.

          "Authorized Officer" of a Person means any Person that is authorized to bind such Person.

          "Common Securities" means the securities representing common undivided beneficial interests in the assets of the Issuer.

          "Covered Person" means any Holder or beneficial owner of Preferred Securities.

          "Distribution" has the meaning specified in the Declaration.

          "Event of Default" means a default by the Guarantor on any of its payment or other obligations under this Guarantee Agreement.

          "Guarantee Payments" means the following payments or distributions, without duplication, with respect to the Preferred Securities, to the extent not paid or made by the Issuer: (i) any accrued and unpaid Distributions which are required to be paid on such Preferred Securities to the extent the Issuer shall have funds available therefore, (ii) the redemption price, including all accrued and unpaid Distributions to the date of redemption (the "Redemption Price") to
                                                         ----------------
the extent the Issuer has funds available therefor, with respect to any Preferred Securities called for redemption by the Issuer, and (iii) upon a voluntary or involuntary dissolution and liquidation of the Issuer (other than in connection with the distribution of Subordinated Notes to the Holders in exchange for Preferred Securities as provided in the Declaration), the lesser of
(a) the aggregate of the liquidation amount and all accrued and unpaid Distributions on the Preferred Securities to the date of payment, to the extent the Issuer shall have funds available therefor and (b) the amount of assets of the Issuer remaining available for distribution to Holders of Preferred Securities upon a dissolution and liquidation of the Issuer (in either case, the "Liquidation Distribution"). If an Event of Default (as defined in the
 ------------------------
Indenture), has occurred and is continuing, the rights of the holders of the Common Securities to receive Guarantee Payments under the Common Securities Guarantee Agreement are subordinated to the rights of Holders of Preferred Securities to receive Guarantee Payments under this Guarantee Agreement.

          "Guarantor" shall mean Sempra Energy, a California corporation or any permitted successor thereof under the Indenture, in its capacity as guarantor under this Guarantee Agreement.

          "Holder" shall mean any holder, as registered on the books and records of the Issuer, of any Preferred Securities; provided, however, that in determining whether the holders of the requisite percentage of Preferred Securities have given any request, notice, consent or waiver hereunder, "Holder" shall not include the Guarantor or any Affiliate of the Guarantor.

          "Indemnified Person" means the Preferred Guarantee Trustee, any Affiliate of the Preferred Guarantee Trustee, or any officers, directors, shareholders, members, partners, employees, representatives or agents of the Preferred Guarantee Trustee.

          "Indenture" means the Indenture dated as of _________ __, ____ among the Guarantor and The Bank of New York, as trustee, as supplemented by the Officers' Certificate (as defined in the Indenture) dated _________ __, ____.

          "Majority in liquidation amount of the Preferred Securities" means, except as provided by the Trust Indenture Act, Holder(s) of Preferred Securities voting separately as a class, who vote Preferred Securities and the aggregate liquidation amount (including the stated amount that would be paid on redemption, liquidation or otherwise, plus accrued and unpaid Distributions to the date upon which the voting percentages are determined) of the Preferred Securities voted by such Holders represents more than 50% of the above stated liquidation amount of all Preferred Securities.

          "Officers' Certificate" means, with respect to any Person, a certificate signed by two Authorized Officers of such Person. Any Officers' Certificate delivered with respect to compliance with a condition or covenant provided for in this Guarantee Agreement shall include:

          (a) a statement that each officer signing the Certificate has read the covenant or condition and the definition relating thereto;

          (b) a brief statement of the nature and scope of the examination or investigation undertaken by each officer in rendering the Certificate;

          (c) a statement that each such officer has made such examination or investigation as, in such officer's opinion, is necessary to enable such officer to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (d) a statement as to whether, in the opinion of each such officer, such condition or covenant has been complied with.

          "Person" means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated association, or government or any agency or political subdivision thereof, or any other entity of whatever nature.

          "Preferred Guarantee Trustee" means The Bank of New York until a Successor Preferred Guarantee Trustee has been appointed and has accepted such appointment pursuant to the terms of this Guarantee Agreement and thereafter means each such Successor Preferred Guarantee Trustee.

          "Responsible Officer" means, with respect to the Preferred Guarantee Trustee, any vice-president, any assistant vice-president, any assistant secretary, any assistant treasurer, any trust officer or assistant trust officer or any other officer of the Preferred Guarantee Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of that officer's knowledge of and familiarity with the particular subject.

          "Subordinated Notes" means the series of subordinated debt securities of the Guarantor designated the _____% Subordinated Notes due ____.

          "Successor Preferred Guarantee Trustee" means a successor Preferred Guarantee Trustee possessing the qualifications to act as Preferred Guarantee Trustee under Section 4.1.
              -----------

          "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended from time to time, or any successor legislation.


                                  ARTICLE II.

                              TRUST INDENTURE ACT

     Section 2.1.  Trust Indenture Act; Application.
                   --------------------------------

          (a) This Guarantee Agreement is subject to the provisions of the Trust Indenture Act that are required to be part of this Guarantee Agreement and shall, to the extent applicable, be governed by such provisions; and

          (b) if and to the extent that any provision of this Guarantee Agreement limits, qualifies or conflicts with the duties imposed by Sections 310 to 317, inclusive, of the Trust Indenture Act, such imposed duties shall control.

     Section 2.2.  Lists of Holders of Securities.
                   ------------------------------

          (a)      The Guarantor shall provide the Preferred Guarantee Trustee
(i) semiannually, not later than June 30 and December 31 in each year, a list, in such form as the Preferred Guarantee Trustee may reasonably require, containing all the information in the possession or control of the Guarantor, or any of its Paying Agents other than the Preferred Guarantee Trustee, as to the names and addresses of the Holders of Securities ("List of Holders") as of the preceding June 15 or December 15, as
             ---------------
the case may be, and (ii) at such other times as the Preferred Guarantee Trustee may request in writing, within 30 days after the receipt by the Guarantor of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished. The Preferred Guarantee Trustee may destroy any List of Holders previously given to it on receipt of a new List of Holders; and

          (b) the Preferred Guarantee Trustee shall comply with its obligations under Sections 311(a), 311(b) and 312(b) of the Trust Indenture Act.

     Section 2.3.  Reports by Preferred Guarantee Trustee.
                   --------------------------------------

          Within 60 days after May 15 of each year commencing May 15, 2000, the Preferred Guarantee Trustee shall provide to the Holders of the Preferred Securities such reports as are required by Section 313 of the Trust Indenture Act, if any, in the form and in the manner provided by Section 313 of the Trust Indenture Act. The Preferred Guarantee Trustee shall also comply with the requirements of Section 313(d) of the Trust Indenture Act.

     Section 2.4.  Periodic Reports to Preferred Guarantee Trustee.
                   -----------------------------------------------

          The Guarantor shall provide to the Preferred Guarantee Trustee such documents, reports and information as required by Section 314 of the Trust Indenture Act (if any) and the compliance certificate required by Section 314 of the Trust Indenture Act in the form, in the manner and at the times required by
Section 314 of the Trust Indenture Act.

     Section 2.5.  Evidence of Compliance with Conditions Precedent.
                   ------------------------------------------------

          The Guarantor shall provide to the Preferred Guarantee Trustee such evidence of compliance with any conditions precedent, if any, provided for in this Guarantee Agreement which relate to any of the matters set forth in Section 314(c) of the Trust Indenture Act. Any certificate or opinion required to be given by an officer pursuant to Section 314(c)(1) may be given in the form of an Officers' Certificate.

     Section 2.6.  Events of Default; Waiver.
                   -------------------------

          The Holders of a Majority in liquidation amount of Preferred Securities may, by vote, on behalf of the Holders of all of the Preferred Securities, waive any past Event of Default and its consequences. Upon such waiver, any such Event of Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Guarantee Agreement, but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

     Section 2.7.  Event of Default; Notice.
                   ------------------------

          (a) The Preferred Guarantee Trustee shall, within 90 days after the occurrence of an Event of Default known to the Preferred Guarantee Trustee, transmit by mail, first class postage prepaid, to the Holders of the Preferred Securities, notices of all such Events of Default, unless such defaults have been cured or waived before the giving of such notice, provided, that, the Preferred Guarantee Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee, or a trust committee of directors and/or Responsible Officers, of the Preferred Guarantee Trustee in good faith determine that the withholding of such notice is in the interests of the Holders of the Preferred Securities.

          (b) The Preferred Guarantee Trustee shall not be deemed to have knowledge of any Event of Default except any Event of Default as to which a Responsible Officer of the Preferred Guarantee Trustee shall have received written notice or a Responsible Officer charged with the administration of the Declaration shall have obtained written notice of.

     Section 2.8.  Conflicting Interests.
                   ---------------------

          The Declaration and the Indenture shall be deemed to be specifically described in this Guarantee Agreement for the purposes of clause (i) of the first proviso contained in Section 310(b) of the Trust Indenture Act.


                                 ARTICLE III.

           POWERS, DUTIES AND RIGHTS OF PREFERRED GUARANTEE TRUSTEE

     Section 3.1.  Powers and Duties of Preferred Guarantee Trustee.
                   ------------------------------------------------

          (a) This Guarantee Agreement shall be held by the Preferred Guarantee Trustee for the benefit of the Holders of the Preferred Securities, and the Preferred Guarantee Trustee shall not transfer this Guarantee Agreement to any Person except a Holder of Preferred Securities exercising his or her rights pursuant to Section 5.4(b) or to a Successor Preferred Guarantee Trustee
                   --------------
on acceptance by such Successor Preferred Guarantee Trustee of its appointment to act as Preferred Guarantee Trustee. The right, title and interest of the Preferred Guarantee Trustee shall automatically vest in any Successor Preferred Guarantee Trustee, and such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered pursuant to the appointment of such Successor Preferred Guarantee Trustee.

          (b) If an Event of Default has occurred and is continuing, the Preferred Guarantee Trustee shall enforce this Guarantee Agreement for the benefit of the Holders of the Preferred Securities.

          (c) The Preferred Guarantee Trustee, before the occurrence of any Event of Default and after the curing or waiver of all Events of Default that may have occurred:

                   (i) shall undertake to perform only such duties as are specifically set forth in this Guarantee Agreement and in the terms of the Preferred Securities, and no implied covenants, duties or obligations shall be read into this Guarantee Agreement against the Preferred Guarantee Trustee; and

                   (ii) in the absence of bad faith on the part of the Preferred Guarantee Trustee, the Preferred Guarantee Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Preferred Guarantee Trustee and conforming to the requirements of this Guarantee Agreement; but in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Preferred Guarantee Trustee, the Preferred Guarantee Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Guarantee Agreement.

In case an Event of Default has occurred (that has not been cured or waived pursuant to Section 2.6), the Preferred Guarantee Trustee shall exercise such of
            -----------
the rights and powers vested in it by this Guarantee Agreement, and use the same degree of care and skill in their exercise or use, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

          (d) No provision of this Guarantee Agreement shall be construed to relieve the Preferred Guarantee Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                   (i) this subsection shall not be construed to limit subsection (c) of this Section;

                   (ii) the Preferred Guarantee Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Preferred Guarantee Trustee, unless it shall be proved that the Preferred Guarantee Trustee was negligent in ascertaining the pertinent facts;

                   (iii) the Preferred Guarantee Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a Majority in liquidation amount of the Preferred Securities at the time outstanding relating to the time, method and place of conducting any proceeding for any remedy available to the Preferred Guarantee Trustee, or exercising any trust or power conferred upon the Preferred Guarantee Trustee under this Guarantee Agreement including, without limitation, with respect to the Preferred Securities; and

                   (iv) no provision of this Guarantee Agreement shall require the Preferred Guarantee Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

          (e) Whether or not therein expressly so provided, every provision of this Guarantee Agreement relating to the conduct or affecting the liability of or affording protection to the Preferred Guarantee Trustee shall be subject to the provisions of this Section.

     Section 3.2.  Certain Rights of Preferred Guarantee Trustee.
                   ---------------------------------------------

          (a)      Subject to the provisions of Section 3.1:
                                                -----------

                   (i) the Preferred Guarantee Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                   (ii) any act of the Guarantor contemplated by this Guarantee Agreement shall be sufficiently evidenced by an Officers' Certificate;

                   (iii) whenever, in the administration of this Guarantee Agreement, the Preferred Guarantee Trustee shall deem it desirable that a matter be proved or established before taking, suffering or omitting any action hereunder, the Preferred Guarantee Trustee (unless other evidence is herein specifically prescribed) may, in the absence of bad faith on its part, request and conclusively rely upon an Officers' Certificate which, upon receipt of such request, shall be promptly delivered by the Guarantor;

                   (iv) the Preferred Guarantee Trustee shall have no duty to see to any recording, filing or registration of any instrument (or any recording, refiling or registration thereof);

                   (v) the Preferred Guarantee Trustee may consult with counsel of its selection and the written advice or opinion of such counsel with respect to legal matters shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon. Such counsel may be counsel to the Guarantor or any of its Affiliates, and may include any of its employees;

                   (vi) the Preferred Guarantee Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Guarantee Agreement at the request or direction of any Holder, unless such Holder shall have offered to the Preferred Guarantee Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that might be incurred by it in complying with such request or direction;

                   (vii) the Preferred Guarantee Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note or other paper or document, but the Preferred Guarantee Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit and, if the Preferred Guarantee Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Guarantor, personally or by agent or attorney at the sole expense of the Guarantor and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;

                   (viii) the Preferred Guarantee Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Preferred Guarantee Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

                   (ix) any action taken by the Preferred Guarantee Trustee or its agents hereunder shall bind the Trust and the Holders of the Preferred Securities and the signature of the Preferred Guarantee Trustee or its agents alone shall be sufficient and effective to perform any such action; and no third party shall be required to inquire as to the authority of the Preferred Guarantee Trustee to so act, or as to its compliance with any of the terms and provisions of this Guarantee Agreement, both of which shall be conclusively evidenced by the Preferred Guarantee Trustee's or its agent's taking such action;

                   (x) whenever in the administration of this Guarantee Agreement the Preferred Guarantee Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action hereunder, the Preferred Guarantee Trustee (i) may request instructions from the Holders of the Preferred Securities which instructions may only be given by the Holders of the same proportion in liquidation amount of the Preferred Securities as would be entitled to direct the Preferred Guarantee Trustee under the terms of the Preferred Securities in respect of such remedy, right or action, (ii) may refrain from enforcing such remedy or right or taking such other action until such instructions are received, and (iii) shall be protected in acting in accordance with such instructions;

                   (xi) the Preferred Guarantee Trustee shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Guarantee; and

                   (xii) the rights, privileges, protections, immunities and benefits given to the Preferred Guarantee Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Preferred Guarantee Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.

          (b) No provision of this Guarantee Agreement shall be deemed to empower the Preferred Guarantee Trustee to vary the investment of any Holder of the Preferred Securities or to act in a manner inconsistent with the status of the Issuer as a grantor trust for United States federal income tax purposes.

     Section 3.3.  Not Responsible for Recitals or Issuance of Guarantee.
                   -----------------------------------------------------

          The recitals contained in this Guarantee Agreement shall be taken as the statements of the Guarantor, and the Preferred Guarantee Trustee does not assume any responsibility for their correctness. The Preferred Guarantee Trustee makes no representations as to the validity or sufficiency of this Guarantee Agreement.



                                  ARTICLE IV.
                          PREFERRED GUARANTEE TRUSTEE

     Section 4.1.  Preferred Guarantee Trustee; Eligibility.
                   ----------------------------------------

             (a) There shall at all times be a Preferred Guarantee Trustee which shall:

                   (i)     not be an Affiliate of the Guarantor; and

                   (ii) be a corporation organized and doing business under the laws of the United States of America or any State thereof or of the District of Columbia, or a corporation or Person permitted by the Securities and Exchange Commission to act as an institutional trustee under the Trust Indenture Act, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50 million dollars ($50,000,000), and subject to supervision or examination by Federal, State or District of Columbia authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the supervising or examining authority referred to above, then for the purposes of this Section 4.1(a)(ii), the combined capital and
                                   ------------------
     surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published;

             (b) if at any time the Preferred Guarantee Trustee shall cease to be eligible to so act under Section 4.1(a), the Preferred Guarantee Trustee
                            --------------
shall immediately resign in the manner and with the effect set out in Section
                                                                      -------
4.2(c); and
------

             (c) if the Preferred Guarantee Trustee has or shall acquire any "conflicting interest" within the meaning of Section 310(b) of the Trust Indenture Act, the Preferred Guarantee Trustee and Guarantor shall in all respects comply with the provisions of Section 310(b) of the Trust Indenture Act.

     Section 4.2.  Appointment, Removal and Resignation of Preferred Guarantee
                   -----------------------------------------------------------
Trustee.
-------

             (a)   Subject to Section 4.2(b), the Preferred Guarantee Trustee
                              --------------
may be appointed or removed without cause at any time by the Guarantor;

             (b) the Preferred Guarantee Trustee shall not be removed in accordance with Section 4.2(a) until a Successor Preferred Guarantee Trustee has
                --------------
been appointed and has accepted such appointment by written instrument executed by such Successor Preferred Guarantee Trustee and delivered to the Guarantor;

             (c) the Preferred Guarantee Trustee appointed to office shall hold office until a Successor Preferred Guarantee Trustee shall have been appointed or until its removal or resignation. The Preferred Guarantee Trustee may resign from office (without need for prior or subsequent accounting) by an instrument in writing executed by the Preferred Guarantee Trustee and delivered to the Guarantor, which resignation shall not take effect until a Successor Preferred Guarantee Trustee has been appointed and has accepted such appointment by instrument in writing executed by such Successor Preferred Guarantee Trustee and delivered to the Guarantor and the resigning Preferred Guarantee Trustee; and

             (d) if no Successor Preferred Guarantee Trustee shall have been appointed and accepted appointment as provided in this Section 4.2 within 60
                                                       -----------
days after delivery to the Guarantor of an instrument of resignation, the resigning Preferred Guarantee Trustee may petition at the expense of the Guarantor any court of competent jurisdiction for appointment of a Successor Preferred Guarantee Trustee. Such court may thereupon after such notice, if any, as it may deem proper and prescribe, appoint a Successor Preferred Guarantee Trustee.


                                  ARTICLE V.
                                  GUARANTEE

     Section 5.1.  Guarantee.
                   ---------

          The Guarantor irrevocably and unconditionally agrees to pay in full to the Holders the Guarantee Payments (without duplication of amounts theretofore paid by the Issuer), as and when due, regardless of any defense, right of set-off or counterclaim which the Issuer may have or assert. The Guarantor's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Guarantor to the Holders or by causing the Issuer to pay such amounts to the Holders.

     Section 5.2.  Waiver of Notice and Demand.
                   ---------------------------

          The Guarantor hereby waives notice of acceptance of this Guarantee Agreement and of any liability to which it applies or may apply, presentment, demand for payment, any right to require a proceeding first against the Issuer or any other Person before proceeding against the Guarantor, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.

     Section 5.3.  Obligations Not Affected.
                   ------------------------

          The obligations, covenants, agreements and duties of the Guarantor under this Guarantee Agreement shall in no way be affected or impaired by reason of the happening from time to time of any of the following:

             (a) the release or waiver, by operation of law or otherwise, of the performance or observance by the Issuer of any express or implied agreement, covenant, term or condition relating to the Preferred Securities to be performed or observed by the Issuer;

             (b) the extension of time for the payment by the Issuer of all or any portion of the Distributions, Redemption Price, Liquidation Distribution or any other sums payable under the terms of the Preferred Securities or the extension of time for the performance of any other obligation under, arising out of, or in connection with, the Preferred Securities (other than an extension of time for payment of Distributions, Redemption Price, Liquidation Distribution or other sum payable that results from the extension of any interest payment period on the Subordinated Notes or any extension of the maturity date of the Subordinated Notes permitted by the Indenture);

             (c) any failure, omission, delay or lack of diligence on the part of the Holders to enforce, assert or exercise any right, privilege, power or remedy conferred on the Holders pursuant to the terms of the Preferred Securities, or any action on the part of the Issuer granting indulgence or extension of any kind;

             (d) the voluntary or involuntary liquidation, dissolution, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt of, or other similar proceedings affecting, the Issuer or any of the assets of the Issuer;

             (e) any invalidity of, or defect or deficiency in the Preferred Securities or the Subordinated Notes;

             (f) the settlement or compromise of any obligation guaranteed hereby or hereby incurred; or

             (g) any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a guarantor, it being the intent of this Section 5.3 that the obligations of the Guarantor hereunder
                   -----------
shall be absolute and unconditional under any and all circumstances.

          There shall be no obligation on the Holders or any other Person to give notice to, or obtain consent of, the Guarantor with respect to the happening of any of the foregoing.

     Section 5.4.  Rights of Holders.
                   -----------------

             (a) The Holders of a Majority in liquidation amount of the Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Preferred Guarantee Trustee in respect of this Guarantee Agreement or exercising any trust or power conferred upon the Preferred Guarantee Trustee under this Guarantee Agreement; and

             (b) notwithstanding the rights of the Preferred Guarantee Trustee to enforce this Guarantee Agreement under Article III, any Holder of Preferred
                                          -----------
Securities may institute a legal proceeding directly against the Guarantor to enforce the Preferred Guarantee Trustee's rights under this Guarantee Agreement, without first instituting a legal proceeding against the Issuer, the Preferred Guarantee Trustee or any other Person. Notwithstanding the foregoing, if the Guarantor has failed to make a Guarantee Payment, a Holder of Preferred Securities may directly institute a proceeding against the Guarantor for enforcement of this Guarantee Agreement for such payment. The Guarantor waives any right or remedy to require that any action be brought first against the Issuer or any other person or entity before proceeding directly against the Guarantor.

     Section 5.5.  Guarantee of Payment.
                   --------------------

            This Guarantee Agreement creates a guarantee of payment and not of collection.

     Section 5.6.  Subrogation.
                   -----------

            The Guarantor shall be subrogated to all rights, if any, of the Holders of Preferred Securities against the Issuer in respect of any amounts paid to such Holders by the Guarantor under this Guarantee Agreement; provided, however, that the Guarantor shall not (except to the extent required by mandatory provisions of law) be entitled to enforce or exercise any rights which it may acquire by way of subrogation or any indemnity, reimbursement or other agreement, in all cases as a result of payment under this Guarantee Agreement, if, at the time of any such payment, any amounts are due and unpaid under this Guarantee Agreement. If any amount shall be paid to the Guarantor in violation of the preceding sentence, the Guarantor agrees to hold such amount in trust for the Holders and to pay over such amount to the Holders.

     Section 5.7.  Independent Obligations.
                   -----------------------

            The Guarantor acknowledges that its obligations hereunder are independent of the obligations of the Issuer with respect to the Preferred Securities and that the Guarantor shall be liable as principal and as debtor hereunder to make Guarantee Payments pursuant to the terms of this Guarantee Agreement notwithstanding the occurrence of any event referred to in subsections
(a) through (g), inclusive, of Section 5.3 hereof.
                               -----------


                                  ARTICLE VI.
                      LIMITATION OF TRANSACTIONS; RANKING

     Section 6.1.  Limitation of Transactions.
                   --------------------------

            So long as any Preferred Securities remain outstanding, (a) the Guarantor will not declare or pay any dividend on, or make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock, and (b) the Guarantor will not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities (including guarantees) of the Guarantor which rank pari passu with or junior to the Subordinated Notes, if at such time (A) there shall have occurred any Event of Default or (B) there shall have occurred any Event of Default under the Declaration; provided, that, clause (a) above does not apply to (i) any stock dividends paid by the Guarantor where the dividend stock is the same as that on which the dividend is being paid, (ii) purchases or acquisitions by the Guarantor of shares of its common stock in connection with the satisfaction by the Guarantor or any of its subsidiaries of their respective obligations under any benefit plans for directors, officers, agents or employees of the Guarantor's dividend reinvestment or director, officer, agent or employee stock purchase plans, (iii) a reclassification of the Guarantor's capital stock or the exchange or conversion of one class or series of its capital stock for another class or series of its capital stock, (iv) the purchase of fractional interests in shares of the Guarantor's capital stock pursuant to the conversion or exchange provisions of such capital stock or security being converted or exchanged for capital stock, (v) dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of the Guarantor's capital stock, or (vi) any declaration by the Guarantor of a dividend in connection with the implementation or extension of a stockholders' rights plan, or the issuance of stock under any such plan (including any such existing plan) in the future or the redemption or repurchase or any such rights pursuant thereto.

     Section 6.2.  Ranking.
                   -------

            This Guarantee Agreement will constitute an unsecured obligation of the Guarantor and will rank (i) subordinate and junior in right of payment to all other liabilities of the Guarantor, except for those liabilities made pari passu or junior by their terms to any liabilities of the Guarantor under this Guarantee Agreement, (ii) pari passu with the most senior preferred or preference stock now or hereafter issued by the Guarantor and with any guarantee now or hereafter entered into by the Guarantor in respect of any preferred or preference stock of any Affiliate of the Guarantor, and (iii) senior to the Guarantor's common stock.


                                 ARTICLE VII.
                                  TERMINATION

     Section 7.1.  Termination.
                   -----------

            This Guarantee Agreement shall terminate with respect to each Holder upon the first to occur of the following: full payment of the Redemption Price of all Preferred Securities, the distribution of the Subordinated Notes to the Holders of all of the Preferred Securities or full payment of the amounts payable in accordance with the Declaration upon dissolution of the Trust. Notwithstanding the foregoing, this Guarantee Agreement will continue to be effective or will be reinstated, as the case may be, if at any time any Holder of Preferred Securities must restore payment of any sums paid under the Preferred Securities or under this Preferred Securities Guarantee.


                                 ARTICLE VIII.
                                INDEMNIFICATION

     Section 8.1.  Exculpation.
                   -----------

            (a) No Indemnified Person shall be liable, responsible or accountable in damages or otherwise to the Guarantor or any Covered Person for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnified Person in good faith in accordance with this Guarantee Agreement and in a manner such Indemnified Person reasonably believed to be within the scope of the authority conferred on such Indemnified Person by this Guarantee Agreement or by law, except that an Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Indemnified Person's negligence or willful misconduct with respect to such acts or omissions.

            (b) An Indemnified Person shall be fully protected in relying in good faith upon the records of the Guarantor and upon such information, opinions, reports or statements presented to the Guarantor by any Person as to matters the Indemnified Person reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Guarantor, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the existence and amount of assets from which Distributions to Holders of Preferred Securities might properly be paid.

     Section 8.2.  Indemnification.
                   ---------------

            (a) The Guarantor shall fully indemnify each Indemnified Person for, and hold each Indemnified Person harmless against, any and all loss, liability, damage, claim or expense incurred by such Indemnified Person by reason of any act or omission performed or omitted by such Indemnified Person without negligence or bad faith in accordance with this Guarantee Agreement and in a manner such Indemnified Person reasonably believed to be within the scope of authority conferred on such Indemnified Person by this Guarantee Agreement.

            (b) Reasonable expenses (including reasonable legal fees and expenses) incurred by an Indemnified Person in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Guarantor prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Guarantor of an undertaking by or on behalf of the Indemnified Person to repay such amount if it shall be determined that the Indemnified Person is not entitled to be indemnified as authorized in Section
                                                                      -------
8.2(a).
------

            (c)    The provisions of this Section 8.2 shall survive termination
                                          -----------
of this Guarantee or the resignation or removal of the Preferred Guarantee Trustee.


                                  ARTICLE IX.
                                 MISCELLANEOUS

     Section 9.1.  Successors and Assigns.
                   ----------------------

          All guarantees and agreements contained in this Guarantee Agreement shall bind the successors, assigns, receivers, trustees and representatives of the Guarantor and shall inure to the benefit of the Holders of the Preferred Securities then outstanding.

     Section 9.2.  Amendments.
                   ----------

          Except with respect to any changes which do not adversely affect the rights of Holders in any material respect (in which case no consent of Holders will be required), this Guarantee Agreement may only be amended with the prior approval of the Holders of at least a

Majority in liquidation amount of the Preferred Securities. The provisions of
Section 12.2 of the Declaration with respect to meetings of Holders apply to the
------------
giving of such approval.

     Section 9.3.  Notices.
                   -------

          All notices provided for in this Guarantee Agreement shall be in writing, duly signed by the party giving such notice, and shall be delivered, telecopied or mailed by first class mail, postage prepaid, as follows:

            (a) if given to the Preferred Guarantee Trustee at the Preferred Guarantee Trustee's mailing address set forth below (or such other address as the Preferred Guarantee Trustee may give notice of to the Holders of the Preferred Securities):

                    The Bank of New York
                    101 Barclay Street, 21-W
                    New York, New York 10286
                    Attn: Coporate Trust Administration

            (b) if given to the Guarantor, at the Guarantor's mailing address set forth below (or such other address as the Guarantor may give notice of to the Holders of the Preferred Securities):

                    Sempra Energy
                    101 Ash Street
                    San Diego, California 92101
                    Attn:  General Counsel
                    Telephone:  (619) 696-2034

            (c) if given to any Holder of Preferred Securities, at the address set forth on the books and records of the Issuer.

          All such notices shall be deemed to have been given when received in person, telecopied with receipt confirmed, or mailed except that if a notice or other document is refused delivery or cannot be delivered because of a changed address of which no notice was given, such notice or other document shall be deemed to have been delivered on the date of such refusal or inability to deliver.

     Section 9.4.  Benefit.
                   -------

          This Guarantee Agreement is solely for the benefit of the Holders of the Preferred Securities and subject to Section 3.1(a) is not separately
                                        --------------
transferable from the Preferred Securities.

     Section 9.5.  Governing Law.
                   -------------

          THIS GUARANTEE AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE

STATE OF NEW YORK INCLUDING, WITHOUT LIMITATION, SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

          THIS PREFERRED SECURITIES GUARANTEE AGREEMENT is executed as of the day and year first above written.

                                    SEMPRA ENERGY
                                    as Guarantor


                                    By: _______________________________
                                        Name:
                                        Title:


                                    THE BANK OF NEW YORK
                                    as Preferred Guarantee Trustee


                                    By: _______________________________
                                        Name:
                                        Title:

                                      S-1